EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
The Judge Group, Inc.
Bala Cynwyd, Pennsylvania

We consent to the use of our report included herein and to the references to our firm under the heading 'Experts' in the Prospectus.

                                          /s/ Rudolph, Palitz LLP

Plymouth Meeting, Pennsylvania
October 9, 1996